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                                  EXHIBIT 99.1

                                  PRESS RELEASE


                                    Contacts:            Sam Gradess
                                                         Chief Financial Officer
                                                         Alloy
                                                         212/244-4307
For immediate release
                                                         Investor Relations:
                                                         Chris Fullam
                                                         PR21, Inc.
                                                         212/299-8888

          ALLOY ANNOUNCES $32 MILLION PRIVATE PLACEMENT OF COMMON STOCK

         New York, NY - November 1, 2001 - Alloy, Inc. (Nasdaq:ALOY) (www.alloy.com), a Generation Y-focused media company and direct marketer, today announced that it has entered into definitive purchase agreements to sell 2.575 million shares of newly issued common stock in a private placement to both new institutional investors and existing shareholders for an aggregate purchase price of approximately $32.2 million. The completion of the private placement is subject to customary closing conditions. Robertson Stephens served as the sole placement agent for this transaction.

         Net proceeds from this private placement are expected to be approximately $30.1 million and may be used for acquisitions and general corporate purposes.

         The securities sold in this private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company expects to file a registration statement on Form S-3 shortly after the closing of the transaction for purposes of registering the resale of the shares of common stock issued in the private placement. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Alloy securities under the resale registration statement will be made only by means of a prospectus.

About Alloy

         Alloy, Inc. is a youth-focused media company and direct marketer providing community, content, commerce and entertainment to Generation Y, one of the fastest growing segments of the U.S. population. Alloy's convergent media model uses a wide range of media assets such as direct mail catalogs, Web sites, magazines, college and high school newspapers, and college guides to reach more than 15 million Generation Y members each month. Alloy leverages its broad reach in the Generation Y community by offering a host of marketing and advertising services to marketers seeking to connect with the Generation Y audience, as well as selling apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market. For further information regarding Alloy, please visit our Web site (www.alloy.com) and click on "Investor Info".

         This announcement may contain forward-looking statements that involve risks and uncertainties, including statements regarding our expectations and beliefs regarding our future results or performance. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation" and "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others: our ability to achieve full year pro forma profitability this fiscal year; our ability to increase revenues, generate high margin sponsorship and multiple revenue streams, increase visitors to our Web sites (www.alloy.com,


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www.ccs.com and www.danscomp.com) and build customer loyalty; our ability to manage all aspects of our convergent business model; our ability to develop our sales and marketing teams; our ability to capitalize on our sales and marketing efforts; our ability to develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; our ability to manage the risks and challenges associated with integrating newly acquired businesses; our ability to identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities; competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of these and other risk factors see the Risk Factors section of our annual report on Form 10-K for the year ended January 31, 2001 which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results or to changes in management's expectations, except as required by law.


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